Exhibit No. 12
Headway Corporate Resources, Inc.
Form 10-KSB
File No. 0-23170



                   SUBSIDIARIES OF THE COMPANY

Name                                                             State or
                                                               Jurisdiction

Headway Corporate Staffing Services, Inc. ("HCSS")               Delaware

Irene Cohen Temps, Inc. (a subsidiary of HCSS)                   New York

Corporate Staffing Alternatives, Inc. (a subsidiary of HCSS)     New York

Certified Technical Staffing, Inc. (a subsidiary of HCSS)        New York

Headway Personnel, Inc. (a subsidiary of HCSS)                   Delaware

Headway Corporate Staffing Services of North Carolina, Inc.      Delaware
  (a subsidiary of HCSS)

Headway Corporate Staffing Services of California, L.L.C.        Delaware
  (a subsidiary of HCSS)

Headway Corporate Staffing Services of Connecticut, Inc.         Delaware
  (a subsidiary of HCSS)

ASA Personnel Services, L.L.C. (a subsidiary of HCSS)            Delaware

Whitney Partners, L.L.C. ("Whitney")                             Delaware

The Whitney Group (Europe) Limited (a subsidiary of Whitney)     United
                                                                 Kingdom

Whitney Asia PTE Ltd. (a subsidiary of Whitney)                  Singapore

The Whitney Group (Asia) Limited                                 Hong Kong